QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004, in the Registration Statement (Form S-3 No. 000-00000) and related Prospectus of Rush Enterprises, Inc. for the registration of 8,337,500 shares of its common stock.

                      /s/ Ernst & Young LLP

San Antonio, Texas
September 16, 2004

QuickLinks

  EXHIBIT 23.1